                                                                  EXECUTION COPY
                                                                  --------------


                                   GUARANTY

                          Dated as of August 31, 1999

                                     from

                       COLLEGE TELEVISION NETWORK, INC.,

                                 as Guarantor,
                                 -- ---------

                                  in favor of

                      CANADIAN IMPERIAL BANK OF COMMERCE,

                                   as Agent
                                   -- -----

                                      and

                   THE LENDERS PARTY TO THE CREDIT AGREEMENT
                              REFERRED TO HEREIN

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
SECTION 1.  Definitions....................................................   1
SECTION 2.  Guaranty.......................................................   1
SECTION 3.  Guaranty Absolute..............................................   2
SECTION 4.  Reinstatement..................................................   3
SECTION 5.  Waivers........................................................   4
SECTION 6.  Payments.......................................................   4
SECTION 7.  Representations and Warranties.................................   4
SECTION 8.  Affirmative Covenants..........................................   7
SECTION 9.  Negative Covenants.............................................   9
SECTION 10. Amendments, Etc................................................  10
SECTION 11. Notices, Etc...................................................  10
SECTION 12. No Waiver; Remedies............................................  10
SECTION 13. Right of Set-off...............................................  10
SECTION 14. Continuing Guaranty; Assignments Under the Credit Agreement....  10
SECTION 15. Governing Law..................................................  11

                                   GUARANTY


          GUARANTY dated as of August 31, 1999 made by COLLEGE TELEVISION NETWORK, INC., a Delaware corporation (the "Guarantor"), in favor of the lenders
                                            ---------
(the "Lenders") party to the Credit Agreement (as hereinafter defined) and
      -------
CANADIAN IMPERIAL BANK OF COMMERCE, as agent (together with any successor agent appointed pursuant to Article 8 of the Credit Agreement (as defined below), the "Agent") for the Lenders.
 -----

          PRELIMINARY STATEMENT. The Lenders and the Agent have entered into a Credit Agreement dated as of August 31, 1999 (such Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with Armed Force Communications, Inc., a New York
 ----------------
corporation doing business as Market Place Media and, immediately after the AF Acquisition, a direct, wholly owned subsidiary of the Guarantor (the "Borrower"). It is a condition precedent to the making of Loans by the Lenders
 --------
under the Credit Agreement that the Guarantor, as owner of 100% of the outstanding shares of Capital Stock of the Borrower, shall have executed and delivered this Guaranty.

          NOW, THEREFORE and in consideration of the premises and other consideration, the receipt and sufficiency of which are hereby acknowledged in order to induce the Lenders to make Loans under the Credit Agreement, the Guarantor, intending to be legally bound, hereby agrees as follows:

          SECTION 1.  Definitions.  As used in this Guaranty, terms defined in
                      -----------
the Credit Agreement and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the following terms shall have the following meanings:

     "Effective Leverage Ratio" shall mean, as of any date of determination, the
      ------------------------
 ratio of (a) the excess of (i) Funded Debt over (ii) $5,000,000, divided by (b)
                                            ----                  ----------
 Operating Cash Flow, for the four fiscal quarters then most recently ended.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the
      -----------------------
 business, operations, property, condition (financial or otherwise) or prospects of the Borrower or any Corporate Guarantor, (b) the ability of the Guarantor to perform its obligations under any Loan Document to which it is a party or
 (c) the validity or enforceability of this Guarantee or any other Loan Document, the Liens created hereunder or thereunder or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          SECTION 2.  Guaranty.  The Guarantor hereby unconditionally guarantees
                      --------
the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and
                             ----------------------
all expenses (including, without limitation, counsel fees
and expenses) incurred by the Agent or the Lenders in enforcing any rights under this Guaranty; provided that
               --------

     (a) the Guaranteed Obligations and the liability of the Guarantor hereunder, together with that of the other Corporate Guarantors under their respective Corporate Guarantees, shall not exceed in the aggregate $6,000,000, as such amount may be further reduced pursuant to Section 14;
             ----------

     (b)  the Agent shall not seek payment under this Guaranty other than

          (i) upon the occurrence and during the continuance of an Event of Default described in Section 7.1(a) or Section 7.1(g) of the Credit Agreement; or

          (ii) at any time upon the Agent's or the Lender's acceleration of payment obligations under the Credit Agreement or commencement of the exercise of remedies by the Agent on behalf of the Lenders in respect of any Event of Default.

     (c) the Guarantor shall be liable hereunder only to the extent and to the amount that WSP shall make a direct or indirect equity investment in the Guarantor after the date hereof; provided that nothing contained
                                               --------
          herein shall require the Agent or any Lender to inquire as to the source of any payment hereunder and the Guarantor and any party claiming through or on behalf of the Guarantor shall have no right to assert any claim as to the source of any payment.

          SECTION 3.  Guaranty Absolute.  The Guarantor guarantees that the
                      -----------------
Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents and Section 2 of this Guaranty, regardless of any law, regulation
                   ---------
or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The Obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

     (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

     (iii) any taking, exchange, release or nonperfection of any Collateral, or any taking, release, amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

     (iv) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other assets of the Borrower;

     (v) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

     (vi) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Agent or any Lender) that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than payment in full in cash of the Guaranteed Obligations.

          SECTION 4.  Reinstatement.  The Guarantor agrees that this Guaranty
                      --------------
(including, without limitation, Section 2 of this Guaranty) shall continue to be
                                ---------
effective or be reinstated, as the case may be, if at any time, all or any portion of any payment (whether in respect of principal, interest, fees, costs, expenses or other amounts payable under this Guaranty, any Note or any other Loan Document), is rescinded or must otherwise be restored by the Agent, any Lender or the holder of any Note upon the bankruptcy or reorganization of the Borrower or otherwise. For so long as any of the Obligations of the Borrower shall remain outstanding or any Commitments shall remain in effect:

          (a) all rights of the Guarantor against the Borrower, whether arising as a result of rights of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Obligations to the Agent, the Lenders and other holders of Notes, and, in the event the Guarantor receives any payment prior to such indefeasible payment in full, the Guarantor shall receive such payment in trust for, and shall immediately turn over all amounts to, the Agent for application to the payment of such Obligations;

          (b) until the 367th day after the Obligations are paid in full, the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to the Agent, any Lender or any holder of any Note; and

          (c) until the 367th day after the Obligations are paid in full, the Guarantor hereby waives any claim, right or remedy which the Guarantor may now have or may hereafter acquire against the Borrower that arises hereunder and/or from the performance by the

     Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Lenders or the Agent against the Borrower or any security which the Lenders or the Agent now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

          SECTION 5.  Waivers.  (a)  The Guarantor hereby waives promptness,
                      -------
diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower, any other Corporate Guarantor or any other Person or any Collateral.

     (b) Each of the Guarantor and the Agent, on behalf of itself and the Lenders, hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents or any of the transactions contemplated thereby, or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     (c) The Guarantor hereby irrevocably waives any duty on the part of the Agent or any Lender to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of the Borrower and its assets now or hereafter known by the Agent or any Lender.

          SECTION 6.  Payments.   Any and all payments made by the Guarantor
                      --------
hereunder shall be made without setoff or counterclaim.

          SECTION 7.  Representations and Warranties.  The Guarantor hereby
                      ------------------------------
represents and warrants as follows:

     (a) The Guarantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     (b) The Guarantor has the power and authority, and the legal right, to make, deliver and perform this Guaranty and each of the other Loan Documents to which it is a party and to authorize the execution, delivery and performance of this Guaranty and each of the other Loan

Documents to which it is a party. Except as set forth on Schedule 7(b), no
                                                         -------------
consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained in connection with the execution, delivery, performance, validity or enforceability of this Guaranty, the other Loan Documents and the AF Acquisition Documents to which the Guarantor, the Borrower or any other Loan Party is a party, except to the extent that failure to obtain or perform such consent, authorization, notice or other act individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. This Guaranty has been, and each other Loan Document to which the Guarantor, the Borrower or any other Loan Party is a party will be, duly executed and delivered on behalf of the Guarantor, the Borrower or such other Loan Party. This Guaranty constitutes, and each other Loan Document to which the Guarantor is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (c) The execution, delivery and performance of this Guaranty and each of the other Loan Documents to which the Guarantor is a party, will not violate any Requirement of Law or Contractual Obligation of the Guarantor, will not accelerate or result in the acceleration of any payment obligations of the Guarantor and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any such Requirement of Law or Contractual Obligation other than as contemplated by the Security Documents, except to the extent that such violation or Lien individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (d) The Guarantor has, independently and without reliance upon the Lender or the Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

     (e) The Guarantor is not in default under, or with respect to, any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     (f) The Guarantor is not a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Guarantor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Guarantor is not subject to regulation under any Federal or state statute, regulation, decree or order which limits its ability to incur Indebtedness or conditions such ability upon any act, approval or consent of any Governmental Authority (including, without limitation, the Small Business Investment Company Act of 1958, as amended).

     (g) After giving effect to the AF Acquisition and to the borrowings under the Credit Agreement to be made on the Closing Date or such other date as Loans requested thereunder are made, the Guarantor is Solvent.

     (h) The audited balance sheet of the Guarantor as of October 31, 1997 and December 31, 1998 and the related statements of income and changes in stockholders equity for the fiscal years ended on such dates, reported on by PricewaterhouseCoopers LLP, true, complete and correct copies of which have heretofore been furnished to each Lender, present fairly in all material respects the financial condition of the Guarantor as at such dates and the results of its operations and stockholders' equity for each of the fiscal years then ended. The unaudited balance sheet of the Guarantor as at June 30, 1999 and the related unaudited statements of income for the six-month period ended on such date, certified by a Responsible Officer of the Guarantor, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the financial condition of the Guarantor at such date and the results of its operations for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto relating to the audited financial statements, have been prepared in accordance with GAAP, except that such unaudited statements lack footnotes and other presentation items, applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

     (i) All information, reports and other papers and data (other than projections) with respect to the Guarantor, UC Holdings or the Borrower (in each case, prior to and after giving effect to the AF Acquisition), taken as a whole, furnished to the Lenders by the Guarantor, UC Holdings or the Borrower, or on behalf of the Guarantor, UC Holdings or the Borrower, were, at the time furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter in all material respects. All projections with respect to the Guarantor, UC Holdings or the Borrower, furnished by the Guarantor, UC Holdings or the Borrower, were prepared and presented in good faith by the Guarantor, UC Holdings and the Borrower based upon facts and assumptions that the Guarantor, UC Holdings and the Borrower believe to be reasonable in light of current and foreseeable conditions. No document furnished or statement made in writing to the Lenders by or on behalf of the Guarantor, UC Holdings or the Borrower in connection with the negotiation, preparation or execution of this Guaranty contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders. There is no fact known to the Guarantor, UC Holdings or the Borrower which has, or could reasonably be expected to have, a Material Adverse Effect.

     (j) The Guarantor has filed or caused to be filed all Federal, state, local and foreign income tax returns and all other material tax returns (including information returns) which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any tax, fee or other charge the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Guarantor; and no tax Lien has been filed (except for any such Lien permitted under Section 6.3(a) of the Credit Agreement) and, no claim has been
                --------------
or is being asserted against the Guarantor in writing or, to the knowledge of the taxpayer, otherwise, with respect to any such tax, fee or other charge.

          SECTION 8.  Affirmative Covenants.  The Guarantor covenants and agrees
                      ---------------------
that, subject to Section 14, so long as any part of the Guaranteed Obligations
                 ----------
shall remain unpaid or any Lender shall have any Commitment under the Credit Agreement, the Guarantor will:

     (a)  Payment of Obligations.  Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Guarantor.

     (b)  Maintenance of Existence.  Renew and keep in full force and effect its
          ------------------------
corporate existence, take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent such failure to maintain could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and comply, in all material respects, with all Contractual Obligations and Requirements of Law.

     (c)  Performance of AF Acquisition Documents. (i) Perform and observe all
          ---------------------------------------
of the terms and provisions of each AF Acquisition Document to be performed or observed by it, maintain each such AF Acquisition Document in full force and effect and enforce each such AF Acquisition Document in accordance with its terms, in each case except to the extent that the failure to so act could not adversely affect the interest or rights of the Borrower or of the Agent or the Lenders in any manner (it being acknowledged by the Guarantor that a change in any financial or payment terms of any such AF Acquisition Document could adversely affect such interest or rights), and take all such action to such end as may be from time to time reasonably requested by the Agent and (ii) upon the reasonable request of the Agent, make to each other party to each such AF Acquisition Document such demands and requests for information and reports or for action as the Guarantor is entitled to make under such AF Acquisition Document.

     (d)  Financial Statements.  Furnish to each Lender:
          --------------------

          (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Guarantor, a copy of the balance sheet of the Guarantor as at the end of such year and the related statements of income, stockholders equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, together with a consolidating balance sheet and consolidating statements of income and cash flows of the Guarantor, reviewed by PricewaterhouseCoopers LLP or such other independent certified public accountants; provided that the
                                                     --------
     submission of the Borrower's report on Form 10-K shall satisfy the foregoing requirements;

          (ii) as soon as available, but in any event not later than 45 days after the end of each quarterly period of the Guarantor, the unaudited balance sheet of the Guarantor as at the end of such quarter and the related unaudited statements of income and cash flows of the Guarantor for such quarter and the portion of the fiscal year through the end of such quarter and setting forth in each case in comparative form the figures from the budget for such fiscal year furnished to the Lenders pursuant to
     Section 8(f) and the actual figures for the corresponding date or period in
     ------------
     the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); provided that submission of the
                                                --------
     Borrower's report on Form 10-Q shall satisfy the foregoing requirements;
     and

          (iii) as soon as available, but in any event not later than 30 days after the end of each calendar month of the Guarantor, the regularly prepared unaudited income statements of the Guarantor as at the end of such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the comparable period from the budget for such fiscal year furnished to the Lenders pursuant to Section 8(f) and the actual figures for the
                         ------------
     corresponding date or period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except as to the unaudited statements subject to year-end adjustments and the absence of footnotes).

     (e)  Tax-Sharing Agreement. In the event that the affiliated group of which
          ---------------------
the Guarantor is the common parent for Federal income tax purposes (the "CTN Group") shall include any Person other than the Borrower, the members of the CTN Group shall enter into a tax-sharing agreement, in form and substance acceptable to the Agent, that provides for the payment by such members of their allocable shares of the CTN Group's Federal income tax liability. Such tax-sharing agreement shall be amended from time to time as may be necessary to include all members that join the CTN Group. In addition, to the extent that the Guarantor and the Borrower are members of a consolidated, combined or unitary group for state income tax purposes that includes any Person other than the Guarantor and the Borrower, the members of such group shall enter into a similar tax-sharing agreement with respect to state income taxes, in form and substance acceptable to the Agent, such agreement to be amended from time to time as may be necessary to include all members that join such group.

     (f)  Budget.  Not later than 30 days after the end of each fiscal year of
          ------
the Guarantor, the Guarantor will cause to be furnished to each Lender a copy of the projections by the Guarantor of the operating budget and cash flow budget of the Guarantor for the succeeding fiscal year set forth on a monthly basis, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practices and that such Responsible Officer has no reason to believe that such projections are incorrect or misleading in any material respect.

          SECTION 9.  Negative Covenants.  The Guarantor covenants and agrees
                      ------------------
that, subject to Section 14, so long as any part of the Guaranteed Obligations
                 ----------
shall remain unpaid or any Lender shall have any Commitment under the Credit Agreement, the Guarantor will not:

     (a)  Liens, Etc.  Create, incur, assume or suffer to exist any Lien on or
          ----------
with respect to any of its properties of any character (including, without limitation, accounts), whether now owned or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction a financing statement that names the Guarantor as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, excluding, however, from the
                                           ---------  -------
operation of the foregoing restrictions Liens permitted under the CTN Credit Agreement or consented to by LaSalle Bank.

     (b)  Indebtedness. Create, incur, assume or suffer to exist any
          ------------
Indebtedness other than Indebtedness permitted under the CTN Credit Agreement or consented to by LaSalle Bank.

     (c)  Limitation on Fundamental Changes.  Enter into any merger,
          ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its property, business or assets.

     (d)  Amendments to Material Agreements.  (i)  Enter into or consent to any
          ---------------------------------
amendment of or waive any rights under any AF Acquisition Document or any other agreement, instrument, certificate or other document executed in connection therewith which restricts or diminishes in any material respects any right or benefit enjoyed with respect to any of the foregoing by the Loan Parties, the Agent or the Lenders or which could adversely affect the rights of the Agent and the Lenders under the Loan Documents or the Liens of the Agent and the Lenders created thereby.

     (ii) Enter into or consent to any amendment of or waive any rights under any provision of the CTN Credit Agreement or any other agreement, instrument, certificate or other document executed in connection therewith which relates to the Borrower or its business, which individually or in the aggregate restricts or diminishes in any material respects any right or benefit enjoyed with respect to any such provision by the Borrower, the Agent or the Lenders or which could adversely affect the rights of the Agent and the Lenders under the Loan Documents or the Liens of the Agent and the Lenders created thereby.

          SECTION 10. Amendments, Etc.  No amendment or waiver of any provision
                      ---------------
of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor, the Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 11. Notices, Etc.  All notices, requests and demands to or
                      ------------
upon the Guarantor or the Agent or any Lender to be effective shall be in writing or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage prepaid, or, in the case of telegraphic notice, when sent, answerback received, addressed to a party at the address provided for such party on Schedule I or set forth under its signature below, as the case may be.
   ----------

          SECTION 12. No Waiver; Remedies.  No failure on the part of the Agent
                      -------------------
or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 13. Right of Set-off.  In the event that any amounts are owed
                      ----------------
under this Guarantee, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Guarantor against any and all the obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. Each Lender agrees promptly to notify the Guarantor after any such set-off and application made by such Lender; provided
                                                                      --------
that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 13 are in
                                                           ----------
addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          SECTION 14. Continuing Guaranty; Assignments Under the Credit
                      -------------------------------------------------
Agreement.  (a) Subject to Sections 14(b) and 14(c), this Guaranty is a
---------                  --------------     -----
continuing guaranty and shall (i) remain in full force and effect until the later of (x) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (y) the Revolving Credit Commitment Termination Date, (ii) be binding upon the Guarantor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the payments owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, in each case as provided in Article 9 of the Credit Agreement.
                    ---------

     (b)  The Guarantor's liability hereunder and the amount referred to in
Section 2(a) shall be reduced (i) to $5,000,000 in the aggregate upon the
------------
Borrower's demonstration to the reasonable satisfaction of the Agent that the Effective Leverage Ratio is less than 3.00 to 1.00 (computed as of the most recently completed fiscal quarter) ; and (ii) from time to time by an amount equal to the amount of any direct or indirect equity contribution(s) to the Borrower made from time to time by WSP, UC Holdings or the Guarantor; provided
                                                                      --------
that the Guarantor's liability hereunder and the amount referred to in Section
                                                                       -------
2(a) shall be reduced solely to the extent to which such equity contribution(s)
----
shall have been used to make optional prepayments of principal of the Loans, and which prepayments shall be applied, at the election of the Borrower, to any scheduled installments of principal of the Term Loans or to the Revolving Credit Loans (with a concommitant reduction in the Revolving Credit Commitments).

     (c) This Guarantee shall terminate, and none of the Guarantor, the Agent or the Lenders shall have any further rights or obligations hereunder, upon the Borrower's demonstration to the reasonable satisfaction of the Agent that the Leverage Ratio is less than 3.25 to 1.00 (computed as of the most recently completed fiscal quarter).

          SECTION 15. Governing Law.  This Guaranty shall be governed by, and
                      -------------
construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                    COLLEGE TELEVISION NETWORK, INC.



                    By:  /s/ Martin Grant
                       --------------------------------
                       Name: Martin Grant
                       Title: President


                    Address for notice:

                         College Television Network, Inc.
                         5784 Lake Forrest Drive
                         Suite 275
                         Atlanta, Georgia 30328
                         Attn:  Jason Elkin, Chief Executive Officer
                         Telecopy: 404-257-9517


ACKNOWLEDGED AND AGREED:

CANADIAN IMPERIAL BANK OF COMMERCE, as Agent


By:  /s/ Colleen Risorto
    --------------------------
Name:  Colleen Risorto
Title: Executive Director